Exhibit 4.80

EXECUTION COPY

XM SATELLITE RADIO INC.

XM SATELLITE RADIO HOLDINGS INC.

XM EQUIPMENT LEASING LLC

XM RADIO INC.

SIRIUS SATELLITE RADIO INC.

7% Exchangeable Senior Subordinated Notes due 2014

(Exchangeable for Shares of Common Stock of Sirius Satellite Radio Inc.)

INDENTURE

Dated as of August 1, 2008

THE BANK OF NEW YORK MELLON

Trustee

i

Schedule A – Make Whole Table

Rule 144A Appendix

Exhibit 1 – Form of Note

Exhibit 2 – Form of Transferee Letter of Representation

Exhibit 3 – Form of Supplemental Indenture (to be delivered by subsequent Guarantors)

Exhibit 4 – Form of Repurchase Notice

Exhibit 5 – Form of Exchange Notice

v

INDENTURE dated as of August 1, 2008 between XM SATELLITE RADIO INC., a Delaware corporation (the “Company”), which is a wholly-owned subsidiary of XM SATELLITE RADIO HOLDINGS INC., a Delaware corporation (alternately, “Holdings” and the “Parent Guarantor”), XM EQUIPMENT LEASING LLC and XM RADIO INC., the initial subsidiary guarantors, and SIRIUS SATELLITE RADIO INC., a Delaware corporation (“Sirius”) and THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee” and “Exchange Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Notes”):

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Interest” means Additional Interest as defined in the Registration Rights Agreement. Unless otherwise expressly noted, throughout this Indenture, references herein to “interest” include Additional Interest, if any.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 3.03 and the definitions related thereto, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company (excluding any Person permitted to report such ownership on Schedule 13G under the Exchange Act) or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or Sirius, as applicable, or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of Sirius or any such class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Sirius and which are not subject to redemption by Sirius; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Company-Holdings Merger” means (a) a merger or consolidation of the Company with or into Holdings or a merger or consolidation of Holdings with or into the Company or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of XM Satellite Radio Inc. to Holdings or of Holdings to XM Satellite Radio Inc.

“Company-Sirius Merger” means (a) a merger or consolidation of the Company with or into Sirius or a merger or consolidation of Sirius with or into the Company or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Sirius or of Sirius to the Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Sirius who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Credit Agreement, dated as of May 5, 2006, among the Company, Holdings, the lenders party thereto and JPMorgan Chase Bank N.A., as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time, and any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise) that the Company in good faith designates to be its principal credit agreement (taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as the Company deems reasonable in light of the circumstances), such designation to be made by an Officers’ Certificate delivered to the Trustee.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means the Indebtedness under the Credit Agreement and the Senior Notes and any other Senior Indebtedness of the Company in which the instrument creating or evidencing the Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Indebtedness is “Designated Senior Indebtedness” for purposes of this Indenture (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is exchangeable or for which it is convertible at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” shall not constitute Disqualified Stock if:

(A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the covenants in a customary indenture for “high yield” debt securities, including the “Limitation on sales of assets and subsidiary stock” and “Change of control” covenants in Section 4.06 and Section 4.10, respectively, in the indenture governing the Senior Notes as in effect from time to time; and

(B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Ex-Date” means, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” means initially 533.3333 shares of Common Stock, subject to adjustment as set forth herein.

“FCC License Subsidiary” means XM Radio Inc., a wholly owned subsidiary of the Company, which owns all of the FCC Licenses of the Company used to provide satellite digital radio service in the United States.

“Fundamental Change” means the occurrence of any of the following events at any time after the Notes are originally issued:

(1) a “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) other than Sirius, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Sirius’s common equity representing more than 50% of the voting power of the Sirius common equity;

(2) consummation of any share exchange, consolidation or merger of Sirius (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation or any share exchange, consolidation or merger between Sirius and any of its subsidiaries) pursuant to which the Sirius common stock will be converted into cash, securities or other property or any sale, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions of all or substantially all of the consolidated assets of Sirius and its subsidiaries, taken as a whole, to any person other than one of its subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of the Sirius common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a fundamental change;

(3) Sirius’s stockholders approve any plan or proposal for the liquidation or dissolution of Sirius;

(4) the Company ceases to be wholly-owned, directly or indirectly, by Sirius; provided that no Fundamental Change shall be deemed to have occurred if the Company and Sirius, or Holdings and Sirius, merge;

(5) the first day on which a majority of the members of the Board of Directors of Sirius does not consist of Continuing Directors; or

(6) the Common Stock (or other than common stock or depository shares into which the Notes are then exchangeable) ceases to be listed on a U.S. national securities exchange;

A Fundamental Change as a result of clauses (1) or (2) above will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by Sirius common stockholders, excluding cash payments for fractional shares, in connection with the transaction or transactions otherwise constituting the Fundamental Change consists of shares of common stock (or depositary shares representing shares of common stock) traded on a U.S. national securities exchange or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “Publicly Traded

Securities”) and as a result of this transaction or transactions the Notes become convertible or exchangeable into such Publicly Traded Securities, excluding cash payments for fractional shares.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent Guarantor and each Subsidiary Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person under:

(1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements or currency exchange or interest rate collar agreements; or

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rate prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means XM Satellite Radio Holdings Inc. until a successor replaces it and, thereafter, means the successor.

“Holdings-Sirius Merger” means (a) a merger or consolidation of Holdings with or into Sirius or a merger or consolidation of Sirius with or into Holdings or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of Holdings to Sirius or of Sirius to Holdings.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such Indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business), in each case only if and to the extent due more than 12 months after the delivery of property;

(4) the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit or bankers’ acceptance (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person), including obligations relating to the Letter Agreement and Binding Term Sheet, dated as of October 15, 2004 between the Company and the Office of the Commissioner of Baseball, as agent for Major League Baseball Clubs, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

(5) the principal component of the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount attributable to such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter. Furthermore, in no event shall the Company’s obligations to pay amounts under any programming or content acquisition arrangements, in each case, consistent with past practice, be considered Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm, appraisal firm, economic consulting firm or management consulting firm, each of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related purchase agreement.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business;

(3) an acquisition of assets by the Company or a Subsidiary for consideration to the extent such consideration consists of Capital Stock of the Company; and

(4) advances, deposits, escrows or similar arrangements in respect of retail or automotive distribution arrangements, programming or content acquisitions or extensions.

For purposes of the definition of “Unrestricted Subsidiary”, “Investment” shall include:

(1) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means August 1, 2008.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the Pink Sheets LLC or any similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Subsidiary” means any domestic Subsidiary (including the FCC License Subsidiary but only to the extent permitted under applicable law, rules or regulations, including rules and regulations of the Federal Communications Commission) that has Guaranteed any Indebtedness or other obligation of the Company or any Restricted Subsidiary in excess of $2.0 million.

“Note Guarantees” means the Guarantees of the Parent Guarantor and of the Subsidiary Guarantors pursuant to the terms of this Indenture, and “Note Guarantee” means any of them.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum of the Company dated July 28, 2008 pursuant to which the Notes were offered to investors.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Parent Guarantor” means Holdings, in its capacity as a Guarantor of the Notes pursuant to this Indenture.

“Permitted Investment” means an Investment permitted to be made by the agreements governing Indebtedness (with an aggregate principal amount in excess of $100.0 million) of the Company or any Guarantor.

“Permitted Restricted Payment” means a restricted payment permitted to be made by the agreements governing Indebtedness (with an aggregate principal amount in excess of $100.0 million) of the Company or any Guarantor.

“Permitted Subordinated Obligations” means subordinated obligations of the Company that at the time of Incurrence have a weighted Average Life of not less than the lesser of five years and the remaining weighted Average Life of the Notes and that are convertible at the option of the holders thereof into Capital Stock (other than Disqualified Stock) of the Company or Sirius.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note payable on the Note which is due or overdue or is to become due at the relevant time.

“QIB” means a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act.

“Record Date” means, with respect to the payment of interest on the Notes, including Additional Interest, if any, the May 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 1 and November 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 1.

“Registration Rights Agreement” means the registration rights agreement among the Company, Sirius and the Initial Purchasers, dated August 1, 2008.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any direct or indirect parent of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) (A) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Permitted Subordinated Obligations of the Company or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company (other than, in the case of this clause (B), (x) from the Company or a Restricted Subsidiary or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations (other than Permitted Subordinated Obligations), purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, Incurred, assumed, Guaranteed or in effect Guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior Indebtedness does not include:

(1) Indebtedness that expressly provides that such Indebtedness (a) shall not be senior in right of payment to the Notes, (b) shall be equal or junior in right of payment to the Notes, or (c) shall be junior in right of payment to any of the Company’s other Indebtedness;

(2) any Indebtedness to any of the Company’s Subsidiaries, other than Indebtedness to the Company’s Subsidiaries arising by reason of Guarantees by the Company of Indebtedness of such Subsidiary to a person that is not the Company’s Subsidiary;

(3) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business;

(4) any liability for federal, state, local or other taxes owed or owing by the Company; and

(5) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code.

“Senior Notes” means the Company’s 13.0% Senior Notes due 2014.

“Senior Subordinated Indebtedness” means, with respect to the Company, the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligations of the Company that is not Senior Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Sirius” means Sirius Satellite Radio Inc. until a successor replaces it and, thereafter, means the successor.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Company, any Indebtedness of the Company that specifically provides that such Indebtedness is subordinated to the Notes.

“Subordinated Obligations” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Subsidiary Guarantor” means the Restricted Subsidiaries of the Company who are party to this Indenture on the Issue Date and any other Subsidiary of the Company that later becomes a Subsidiary Guarantor in accordance with this Indenture.

“Trading Day” means a day on which (i) trading in securities generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

“Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date; provided, however, that in the even the Trust Indenture Act of 1939 is amended after the Issue Date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 so amended.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors (or any committee thereof) in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company (or any committee thereof) may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries (A) is a “Restricted Subsidiary” (or any similar definition) under agreements relating to any other Indebtedness of the Company with an aggregate principal amount of $2.0 million or more or (B) owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined In Section
“Additional Notes”	2.13

“Additional Shares”	11.08

“Affiliate Transaction”	3.03(a)

“Appendix”	2.01

“covenant defeasance option”	7.01(b)

“Definitive Note”	2.01

“Depositary”	10.01

“Effective Date”	11.06(b)

“Event of Default”	5.01

“Exchange Agent”	2.01(a)

“Exchange Notice”	11.02

“Fundamental Change Company Notice”	10.01(b)

“Fundamental Change Purchase Date”	10.01(a)

“Fundamental Change Purchase Price”	10.01(a)

“Fundamental Change Purchase Notice”	10.01(a)

“Interest Payment Date”	Exhibit 2

“Paying Agent”	2.03(a)

“Payment Blockage Notice”	12.02

Term	Defined In Section
“protected purchaser”	2.07

“Reference Property”	11.07

“Registrar”	2.03(a)

“Reporting Additional Interest”	5.12

“Stock Price”	11.06(b)

“Successor Company”	4.01(1)

“Trigger Event”	11.04(b)

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the liquidation preference of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price (not including any redemption or repurchase premium) with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Notes (other than any Additional Notes) were originally issued shall refer to the Issue Date.

ARTICLE 2

The Notes

SECTION 2.01. Form and Dating. Provisions relating to the Notes are set forth in the Rule 144A/Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture. Each Global Note shall be dated the date of its issuance. Each definitive certificated note (a “Definitive Note”) shall be dated the date of its authentication.

SECTION 2.02. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $550 million of 7% Exchangeable Senior Subordinated Notes due 2014 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar, Paying Agent and Exchange Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where Notes may be presented for exchange (the “Exchange Agent”). The Registrar shall keep a register of the

Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes any additional paying agent. The term “Exchange Agent” includes any additional exchange agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Exchange Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Exchange Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

(c) The Company may remove any Registrar, Paying Agent or Exchange Agent upon written notice to such Registrar, Paying Agent or Exchange Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Exchange Agent as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Exchange Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Exchange Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 6.08.

(d) The Company initially appoints the Trustee as Registrar, Paying Agent and Exchange Agent in connection with the Notes.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

SECTION 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. The Company may require payment of a sum sufficient to pay all taxes, assessments and other governmental charges in connection with any transfer or exchange pursuant to this Section.

Prior to the due presentation of transfer of any Note the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for all purposes of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such security is overdue, and none of the Company, the Trustee, a Paying Agent, the Exchange Agent or the Registrar shall be affected by notice to the contrary.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including, attorneys’ fees and disbursements in replacing such security). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

In case any Note which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), as the case may be, or is to be exchanged into Common Stock, has been lost, destroyed or wrongfully taken, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or wrongful taking, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or wrongful taking of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Company.

SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those exchanged for Common Stock, canceled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding. Subject to Section 13.05, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Notes to be repurchased or maturing, as the case may be, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.09. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes at the office or agency of the Company.

SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures for the disposition of cancelled securities and deliver a certificate of such disposition to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

SECTION 2.13. Issuance of Additional Notes. After the Issue Date, the Company shall be entitled, subject to the limitations set forth below, to issue additional Notes (“Additional Notes”) under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers and amendments.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture that the Company is relying on to issue such Additional Notes; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code;

ARTICLE 3

Covenants

SECTION 3.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 3.02. SEC Reports. So long as any Notes are outstanding, Holdings and Sirius will furnish to the Trustee:

(1) within 90 days after the end of each fiscal year, annual reports of each of Holdings and Sirius containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if each of Holdings and Sirius had been a reporting company under the Exchange Act (but only to the extent similar information was included in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of EBITDA of Holdings and its Restricted Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of each of Holdings and Sirius containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if each of Holdings and Sirius had been a reporting company under the Exchange Act (but only to the extent similar information is provided in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision) and (C) a presentation of EBITDA of Holdings and its Subsidiaries consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(3) within 5 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if each of Holdings and Sirius had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if each of Holdings and Sirius had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if Holdings or Sirius, as the case may be, determines in its good faith judgment that such event is not material to Noteholders or the business, assets, operations, financial positions or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or Sirius and its restricted subsidiaries, taken as a whole, as the case may be;

provided, however, that such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC. The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the delivery obligations of Holdings and Sirius.

In addition, Holdings shall furnish to Noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Following a Company-Holdings Merger, a Holdings-Sirius Merger or a Company-Sirius Merger, the obligations of Holdings under this covenant shall be assumed by the Company or Sirius, as the case may be. In addition, notwithstanding the foregoing, in the event that Sirius Guarantees the Notes, all of Holdings’ reporting obligations under this Section 3.02 shall terminate.

SECTION 3.03. Limitation on Affiliate Transactions.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company who have no direct financial interest with respect to such Affiliate Transaction (other than as a stockholder of the Company, Holdings or Sirius) have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

(3) if such Affiliate Transaction involves an amount in excess of $20 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate or is fair from a financial point of view.

(b) The provisions of the preceding paragraph (a) shall not prohibit:

(1) any Permitted Investment or Permitted Restricted Payment; provided, that so long as the Company and the Guarantors do not have any other agreements governing indebtedness which prohibit any Restricted Payments or Investments, no Restricted Payments or Investments will be prohibited by the preceding paragraph (a);

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership or other employee benefit plans approved by the Board of Directors of the Company or Sirius or entered into in the ordinary course of business;

(3) to the extent permitted by applicable law, loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any one time;

(4) the payment of reasonable and customary fees to, and indemnity provided on behalf of, directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(7) any agreement as in effect on the Issue Date and described in the Offering Memorandum, as these agreements may be amended, modified, supplemented, extended or renewed from time to time (so long as any amendment, modification, supplement, extension or renewal is not less favorable in any material respect to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

(8) any transaction by the Company or any Restricted Subsidiary with an Affiliate related to the purchase, sale or distribution of XM radios, subscription to XM services or other products or services in the ordinary course of business including any such transaction with an automotive manufacturer or similar business partner, which has been approved by a majority of the members of the Board of Directors of the Company who have no direct financial interest with respect to such Affiliate Transaction (other than as a stockholder of the Company, Holdings or Sirius);

(9) a Company-Holdings Merger or a Company-Sirius Merger; and

(10) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

SECTION 3.04. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the Officers’ Certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

SECTION 3.05. Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 3.06. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 4

Successor Company

SECTION 4.01. When Company May Merge or Transfer Assets. Neither the Company nor Sirius shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or Sirius, as the case may be) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or Sirius, as the case may be, under the Notes and this Indenture and, in the case of Sirius and to the extent then still operative, the Registration Rights Agreement;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions to any other Person.

For purposes of this Section 4.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Sirius, as the case may be, which properties and assets, if held by the Company or Sirius, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or Sirius, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Sirius, as the case may be.

The Successor Company shall be the successor to the Company or Sirius, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Sirius, as the case may be, under this Indenture, and the predecessor Company or Sirius, except in the case of a lease, shall be released from its obligation with respect to the Notes and the Indenture and, in the case of Sirius and to the extent then still operative, the Registration Rights Agreement.

ARTICLE 5

Defaults and Remedies

SECTION 5.01. Events of Default. Each of the following is an “Event of Default”:

(1) a default in any payment of interest on any Note when due and payable, continued for a period of 30 days;

(2) a default in the payment of the principal of any Note when due at its Stated Maturity, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company to comply with its obligation to exchange the Notes in accordance with Article 11 of this Indenture upon exercise of a Holder’s exchange right;

(4) the failure by the Company to give a Fundamental Change Company Notice or notice of specified corporate transaction pursuant to Article 10, in each case when due;

(5) the failure by the Company or Sirius to comply with Section 4.01;

(6) the failure by the Company or Sirius to comply for 60 days after notice with their other agreements contained in this Indenture (other than a failure to give the notices described in clause (4) above);

(7) Indebtedness of the Company or any Significant Subsidiary (other than with respect to the Notes) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25 million;

(8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(10) any final, non-appealable judgment or decree for the payment of money which, when taken together with all other final, non-appealable judgments or decrees for the payment of money, causes the aggregate amount of such judgments or decrees entered against the Company or any Significant Subsidiary to exceed $25 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or

(11) the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clauses (4), (5), (7), (8) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

If a Default occurs, is continuing and is actually known by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of Default within 90 days after it occurs; provided, that except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is not opposed to the interest of the Holders.

SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 5.01(7) with respect to Senior Indebtedness has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 5.01(7) shall be remedied or cured by the Company or a Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Defaults or Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in Section 5.01(8) or (9) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may waive all past defaults and rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 5.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 5.06. Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due or shares of Common Stock upon exchange, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder. In the event that the Definitive Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial Holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial Holder’s Notes as if such Definitive Notes had been issued.

SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.07.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 6.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 5.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

SECTION 5.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.12. Sole Remedy for Failure to Report. Notwithstanding any other provision of this Indenture, the sole remedy for an Event of Default relating to the failure of the Company to comply with its agreements under Section 3.02 of this Indenture will, solely at the Company’s election (exercised by notice to the Trustee on or before the applicable Event of Default), for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Reporting Additional Interest”) on the principal amount of the Notes at a rate equal to 0.50% per annum. This Reporting Additional Interest will be in addition to any Additional Interest that may accrue as a result of a registration default under the Registration Rights Agreement and will be payable in the same manner and on the same Interest Payment Dates and subject to the same terms as other interest payable under this Indenture. Reporting Additional Interest will accrue on all outstanding Notes from and including the date on which such Event of Default relating to a failure to comply with Section 3.02 first occurs to but not including the 180th calendar day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with Section 3.02 shall have been cured or waived). On such 180th day (or such earlier date on which the Event of Default relating to a failure to comply with Section 3.02 shall have been cured or waived), such Reporting Additional Interest will cease to accrue and on such 180th day the Notes will be subject to acceleration and other remedies as provided in this Article 5 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 5.12 will not affect the rights of Holders in the event of the occurrence of any other Event of Default. For the further avoidance of doubt, the Reporting Additional Interest shall not begin accruing until the Company fails to comply with Section 3.02 for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of outstanding Notes. Unless otherwise expressly noted, throughout this Indenture, all references herein to “interest” include any Reporting Additional Interest.

ARTICLE 6

Trustee

SECTION 6.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting in response to any request for action under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Exchange Agent, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 6.10.

SECTION 6.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 6.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of the Noteholders.

SECTION 6.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15.

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 6.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including reasonable attorneys’ fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by it in connection with the administration of this trust and the performance of its duties hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 6.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’s expense, or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated;

and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10. Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

SECTION 6.11. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 7

Discharge of Indenture

SECTION 7.01. Discharge of Liability on Notes.

(a) When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or and the Company or a Subsidiary Guarantor irrevocably deposits with the Trustee cash or shares of Common Stock sufficient to pay at maturity or any repurchase date or upon exchange or otherwise all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 6.07 and 6.08 and in this Article 7 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 6.07, 7.04 and 7.05 shall survive.

SECTION 7.02. Application of Trust Money. The Trustee shall hold in trust money and/or shares of Common Stock deposited with it pursuant to this Article 7. It shall apply the deposited money and/or shares of Common Stock through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 7.03. Repayment to Company. Each of the Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money and/or shares of Common Stock or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

SECTION 7.04. Reinstatement. If the Trustee or Paying Agent is unable to apply any money and/or shares of Common Stock in accordance with this Article 7 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture, and the Notes so discharged shall be revived and reinstated as though no deposit had occurred pursuant to this Article 7 until such time as the Trustee or Paying Agent is permitted to apply all such money and/or shares of Common Stock in accordance with this Article 7; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and/or shares of Common Stock held by the Trustee or Paying Agent.

ARTICLE 8

Amendments

SECTION 8.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Notes and the Guarantees without notice to or consent of any Noteholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Company or Sirius under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guarantees;

(5) to secure the Notes;

(6) to add to the covenants of the Company, Sirius or any of their Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, Sirius or any of their Subsidiaries;

(7) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(8) to make any change that does not adversely affect the rights of any Holder;

(9) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(10) to release a Guarantor from its obligations under its Guarantee or this Indenture in accordance with the applicable provisions of this Indenture;

(11) to increase the Exchange Rate;

(12) to provide for the exchange of the Notes in accordance with the terms of this Indenture (including into Reference Property);

(13) to conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum; or

(14) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment.

SECTION 8.02. With Consent of Holders. Subject to certain exceptions, this Indenture, the Notes and the Guarantees may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Noteholder affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) make any change that adversely affects the exchange rights of any Notes;

(5) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Noteholders the Company’s obligation to make such payments, whether through an amendment or waiver or provisions in the covenants, definitions or otherwise;

(6) make any Note payable in money other than that stated in the Note or change the place of payment of principal or interest in respect of any Note;

(7) impair the right of any Holder of the Notes to receive payment of principal of and interest (including additional interest, if any) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) make any change in Section 5.04 or this Section 8.02; or

(9) make any change in the ranking or priority of any Note that would adversely affect the Noteholders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

SECTION 8.03. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective, unless a Holder has otherwise agreed in writing to limit its revocation rights in relation to a particular consent or waiver. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 8.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee or the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 8.05. Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 9

Guarantee

SECTION 9.01. Guarantee.

(a) Subject to this Article 9, each of the Guarantors shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, solely that:

(1) the principal of, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are joint and several and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

SECTION 9.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 9, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 9.03. Delivery of Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture or any supplemental indenture on behalf of the Guarantors. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

In the event that the Company or any of its Subsidiaries creates or acquires any Material Subsidiary after the date of this Indenture, if required by Section 9.06 hereof, the Company will cause such Material Subsidiary to comply with the provisions of Section 9.06 hereof and the other Sections of this Article 9, to the extent applicable.

SECTION 9.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 9.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) subject to Section 9.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person pursuant to clause (b) above, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 3 and 4 hereof, and notwithstanding clause (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

The Trustee, subject to the provisions of Section 10.03 hereof, will receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation,

merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 9.04 hereof. Such Officers’ Certificate and Opinion of Counsel will comply with the provisions of Section 13.04.

SECTION 9.05. Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation), or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, including by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b) If a Guarantor ceases to be a Material Subsidiary, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(c) If this Indenture is discharged in accordance with Article 7 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 9.05 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9, subject to the limitation set forth in Section 9.02.

SECTION 9.06. Addition of Subsidiary Guarantors.

(a) The Company shall, in a reasonably prompt manner, cause any Person that becomes a Material Subsidiary of the Company at any time on or after the Issue Date to execute and deliver a supplemental indenture to the Trustee to become a Subsidiary Guarantor hereunder; provided, however, that if the Material Subsidiary is the FCC License Subsidiary, it shall become a Subsidiary Guarantor hereunder only to the extent permitted under applicable law, rules or regulations, including rules and regulations of the Federal Communications Commission.

(b) If the Company is required to cause a Subsidiary to become a Subsidiary Guarantor pursuant to clause (a) of this Section 9.06, the Company will cause such Subsidiary to (1) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit 3 to the Rule 144A Appendix attached hereto and pursuant to which such Subsidiary will unconditionally Guarantee all of the Company’s Obligations under the Notes on the terms set forth in this Indenture and (2) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Subsidiary; provided however, that if the Material Subsidiary is the FCC

License Subsidiary, the supplemental indenture shall state that the FCC License Subsidiary shall Guarantee all of the Company’s Obligations under the Notes on the terms set forth in this Indenture only to the extent permitted under applicable law, rules or regulations, including rules and regulations of the Federal Communications Commission.

ARTICLE 10

Fundamental Changes and Purchases Thereupon

SECTION 10.01. Purchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or integral multiples of $1,000 in excess thereof, on a date specified by the Company that is no later than the 30th calendar day following the date of the Fundamental Change Company Notice (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount of the Notes to be purchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date related thereto, interest, including Additional Interest, if any, for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Fundamental Change Purchase Date) shall be payable to the Holders of record as of the corresponding Record Date.

Purchases of Notes under this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent by a Holder, prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, of the Notes to be purchased and a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth as Exhibit 4 to the Rule 144A Appendix specifying:

(A) if Notes are certificated, the certificate numbers of Notes to be delivered for purchase;

(B) the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof, provided that the remaining principal amount of Notes is an authorized denomination; and

(C) that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and

(2) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) (together with all necessary endorsements) at any time prior to 10:00 a.m., New York City time, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, at the applicable Corporate Trust

Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 10.01 only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

If the Holder has a beneficial interest in a global note, the Holder must comply with the procedures The Depository Trust Company (the “Depositary”) for delivery. If the Holder holds a certificated Note, the Holder must deliver such Note, duly endorsed for transfer, together with a written notice of the Holder’s intent to exercise its repurchase right, to the Trustee (or other Paying Agent appointed by the Company).

Any purchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Fundamental Change Purchase Notice contemplated by this Section 10.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 10.03 below.

The Company will not be required to make an offer to purchase the Notes upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Indenture applicable to an offer by the Company to purchase the Notes upon a Fundamental Change and such third party purchases all Notes validly tendered and not withdrawn upon such offer.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 15th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the resulting purchase right. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify, among other things:

(1) the events causing a Fundamental Change;

(2) the date of the Fundamental Change;

(3) the last date on which a Holder may exercise the purchase right;

(4) the Fundamental Change Purchase Price;

(5) the Fundamental Change Purchase Date (which shall be no earlier than 15 days and no later than 30 days after the date of the Fundamental Change Company Notice);

(6) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(7) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(8) if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 10.03; and

(9) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 10.01.

(c) No Payment During Events of Default. There shall be no purchase of any Notes pursuant to this Section 10.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price of the Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (i) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 10.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 10.01(a), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 10.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 10.01(a) have been satisfied) and (y) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 10.01(b).

SECTION 10.03. Withdrawal of Fundamental Change Purchase Notice.

(a) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1) the name of the Holder;

(2) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000;

(3) if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes; and

(4) the principal amount of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be an integral multiple of $1,000;

provided, however, that if certificated Notes have not been issued, the notice must comply with appropriate procedures of the Depositary.

SECTION 10.04. Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, subject to extension to comply with applicable law, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 10.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any Note for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Business Day following the Fundamental Change Purchase Date, then effective on the Fundamental Change Purchase Date, (a) such Note shall cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue thereon (whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest, including Additional Interest, if any, upon delivery or book-entry transfer of such Note, or interest payable on the related Interest Payment Date, if the Fundamental Change Purchase Date occurs between the Record Date and such Interest Payment Date, as applicable).

SECTION 10.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

SECTION 10.06. Covenant to Comply With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 10.01 to be exercised in the time and in the manner specified in Section 10.01.

SECTION 10.07. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, including Additional Interest, if any, or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 11

Exchange

SECTION 11.01. Right to Exchange. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to exchange the principal amount of any such Notes, or any portion of such principal amount which is $1,000 or an integral multiple of $1,000 thereof at the Exchange Rate then in effect, at any time prior to the close of business on the third Business Day immediately preceding the Stated Maturity. Each Holder which exchanges Notes for Common Stock will be deemed to have represented to the Company and Sirius that it is a QIB.

SECTION 11.02. Exchange Procedures.

(a) Each Note shall be exchangeable at the office of the Exchange Agent.

(b) In order to exercise the exchange privilege with respect to any beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for exchange pursuant to the Depositary’s book-entry exchange program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Exchange Agent, and pay the funds, if any, required by Section 11.03(c) and any transfer taxes if required pursuant to Section 11.07 and the Trustee or Exchange Agent must be informed of the exchange in accordance with customary practice of the Depositary. In order to exercise the exchange privilege with respect to any Notes in certificated form that are not Global Notes, the Holder of any such Notes to be exchanged, in whole or in part, shall:

(1) complete and manually sign the exchange notice set forth as Exhibit 5 to the Rule 144A Appendix attached hereto (the “Exchange Notice”) or a facsimile of the exchange notice;

(2) deliver the Exchange Notice, which is irrevocable, to the Exchange Agent;

(3) if required, furnish appropriate endorsements and transfer documents;

(4) if required, pay any transfer or similar taxes; and

(5) if required, make any payment required under Section 11.03(c).

The date on which the Holder complies with the requirements set forth above is the “Exchange Date.” The Trustee will, as promptly as possible, and in any event within two (2) Business Days, provide the Company and Sirius with notice of any exchange exercises by Holders of which a Responsible Officer becomes aware.

(c) Each Exchange Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such exchange shall be issued. All such Notes surrendered for exchange shall, unless the shares of Common Stock issuable on exchange are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) No later than the third Business Day immediately following the applicable Exchange Date, subject to compliance with any restrictions on transfer if shares of Common Stock issuable on exchange are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so exchanged), the Company shall deliver, or arrange for the delivery, to such Holder at the office of the Exchange Agent, a certificate or certificates for the number of full shares of Common Stock issuable in accordance with the provisions of this Article 11, if applicable, and a check in respect of any fractional share. Alternatively, at the election of the Company, the Company may arrange for delivery of the shares of Common Stock deliverable by credit to the exchanging Holder of an interest representing such shares in a global security representing Common Stock. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to him, new Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Notes.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Notes (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of Sirius shall be closed, the Person or Persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such exchange shall be at the Exchange Price in effect on the date upon which such Notes shall be surrendered.

(e) Upon the exchange of an interest in Global Notes, the Trustee (or other Exchange Agent appointed by the Company or Sirius) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company or Sirius shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(f) Each stock certificate representing Common Stock issued upon exchange of the Notes that are “restricted securities” (as defined in Rule 144 under the Securities Act or any successor thereto) shall bear the legend in substantially the form set forth in Exhibit 1 to the Rule 144A Appendix attached hereto.

SECTION 11.03. Settlement Upon Exchange.

(a) Upon any exchange of any Note, the Company or Sirius shall deliver to exchanging Holders, in respect of each $1,000 principal amount of Notes being exchanged, a number of shares of Common Stock the applicable Exchange Rate on the Exchange Date.

(b) Subject to clauses (c) and (d) below, upon exchange, Holders shall not receive any separate cash payment for accrued and unpaid interest, including Additional Interest, if any, unless such exchange occurs between a Record Date and the Interest Payment Date to which it relates.

(c) If Notes are exchanged after 5:00 p.m., New York City time, on a Record Date for the payment of interest, Holders of such Notes at 5:00 p.m., New York City time, on such Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from 5:00 p.m., New York City time, on any Record Date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Notes so exchanged; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the third Business Day after the corresponding Interest Payment Date; (ii) for exchanges that occur after the Record Date immediately preceding the Stated Maturity of the Notes; or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

(d) If a Holder exchanges some or all of its Notes into Common Stock when there exists a Registration Default with respect to the Common Stock, the Holder will not be entitled to receive Additional Interest on such Common Stock. Such Holder will receive, on the third Business Day immediately following the applicable Exchange Date, all accrued and unpaid Additional Interest to the Exchange Date. If a Registration Default with respect to the Common Stock occurs after a Holder has exchanged its Notes into Common Stock, such Holder will not be entitled to any compensation with respect to such Common Stock.

(e) Neither Sirius nor the Company shall issue fractional shares of Common Stock upon exchange of Notes. If multiple Notes shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the exchange of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the second Trading Day following the applicable Exchange Date.

SECTION 11.04. Adjustment of Exchange Rate. The Exchange Rate shall be adjusted as described below, except that the Company will not make any adjustments to the Exchange Rate if Holders of Notes participate, as a result of holding the Notes, in the transactions described below without having to exchange their Notes as if they held, for each $1,000 principal amount of Notes held, a number of shares of Common Stock equal to the Exchange Rate.

(a) If Sirius issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Sirius effects a share split or share combination, then the Exchange Rate will be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

ER´	=	the Exchange Rate in effect immediately after such Ex-Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after such Ex-Date or effective date after giving effect to such dividend, distribution, share split or combination.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date or effective date for such dividend or distribution, or the date fixed for determination for such share split or share combination. If any dividend or distribution of the type described in this Section 11.04(a) is declared but not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.

(b) If Sirius issues to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula (provided, that the Exchange Rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Date for such issuance;

ER´	=	the Exchange Rate in effect immediately after such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately after such Ex-Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Business Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

For the purposes of this Section 11.04(b), rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.04(b), (and no adjustment to the Exchange Rate under this Section 11.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 11.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 11.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Exchange Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

(c) If Sirius distributes shares of Capital Stock of Sirius, evidences of Indebtedness or other assets or property of Sirius to all or substantially all holders of its Common Stock, excluding:

(1) dividends or distributions referred to in Section 11.04(a);

(2) rights or warrants referred to in Section 11.04(b);

(3) dividends or distributions paid exclusively in cash; and

(4) Spin-Offs (as defined below) to which the provisions set forth below in this clause 11.04(c) shall apply;

then the Exchange Rate will be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Date for such distribution;

ER´	=	the Exchange Rate in effect immediately after such Ex-Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Business Day immediately preceding the Ex-Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of Sirius) of the shares of Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the Ex-Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on the Ex-Date for such distribution. If the Board of Directors of Sirius determines the Fair Market Value of any distribution for purposes of this Section 11.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 11.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Exchange Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following the effective date of the Spin-Off shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to 5:00 p.m., New York City time on the 10th Trading Day immediately following the effective date of the Spin-Off;

ER´	=	the Exchange Rate in effect immediately after 5:00 p.m., New York City time on the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the first ten consecutive Trading Day period after the effective date of the Spin-Off.

(d) If any cash dividend or other distribution is made by Sirius to all or substantially all holders of Common Stock, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Ex-Date for such distribution;

ER´	=	the Exchange Rate in effect immediately after the Ex-Date for such distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

C	=	the amount in cash per share Sirius distributes to holders of Common Stock.

(e) If Sirius or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect on the date the tender or exchange offer expires;

ER´	=	the Exchange Rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of Sirius) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS´	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to any purchase of shares of the Common Stock pursuant to such tender offer or exchange offer); and

SP´	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Section 11.04(e) shall occur on the tenth Trading Day from and including the Trading Day next succeeding the date such tender or exchange offer expires.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender or exchange had not been made.

(f) No adjustment to the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Rate. However, the Company will carry forward any adjustments that are less than 1% of the Exchange Rate that the Company elects not to make and take them into account upon each anniversary of the Issue Date and upon the earliest of (i) any exchange of Notes and (ii) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Exchange Rate by at least 1%. All required calculations will be made to the nearest cent or 1/1000th of a share of Common Stock.

(g) [Intentionally Omitted]

(h) For purposes of this Section 11.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or exchanged into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i) The Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 days and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company and if the Board of Directors of Sirius concurs with the adjustment, which determination shall be conclusive. Whenever the Exchange Rate is increased pursuant to this Section 11.04(i), the Company shall mail to Holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(j) The Company may (but is not required to) make such increases in the Exchange Rate, in addition to any adjustments required by Section 11.04(a), 11.04(b), 11.04(c), 11.04(d), 11.04(e) or 11.04(i), as the Board of Directors considers to be advisable to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of stock (or rights to acquire shares) or from any event treated as such for income tax purposes.

(k) All calculations under this Article 11 shall be made by the Company and Sirius in good faith. No adjustment shall be made for Sirius’s issuance of Common Stock or securities exchangeable into or exchangeable for shares of Common Stock or rights to purchase Common Stock or convertible or exchangeable securities, other than as provided in this Section 11.04 and Section 11.06.

(l) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Exchange Agent an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Noteholder at such Holder’s last address appearing on the list of Holders provided for in Section 2.05, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 11.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Sirius so long as Sirius does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Sirius, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n) [Intentionally Omitted].

(o) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Exchange Rate (other than as a result of a share combination), no adjustment to the Exchange Rate shall be made.

(p) Notwithstanding anything to the contrary in this Article 11, the applicable Exchange Rate will not be adjusted:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or securities of Sirius and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary of Sirius, including, without limitation, the Company;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (2) above outstanding as of the Issue Date;

(4) for a change in the par value of the Common Stock;

(5) for accrued and unpaid interest on the Notes; or

(6) for the avoidance of doubt, for (i) the issuance of Common Stock by Sirius (other than as expressly provided in this Section 11.04), (ii) the issuance of securities convertible or exchangeable into, or exercisable for, Common Stock (other than as expressly provided in this Section 11.04) or (iii) the payment of cash in lieu of fractional shares of Common Stock by the Company upon exchange in respect of fractional shares or the payment of cash by the Company in connection with the repurchase of Notes.

SECTION 11.05. Adjustments of Average Prices. Whenever a provision of this Indenture requires the calculation of an average of Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, at any time during the period from which the average is to be calculated.

SECTION 11.06. Adjustments Upon Certain Fundamental Changes.

(a) If a Holder elects to exchange Notes in connection with a corporate transaction that constitutes a Fundamental Change described in clause (1), (2), (3) or (6) of the definition thereof, the Exchange Rate will be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below. Any exchange will be deemed to have occurred in connection with such Fundamental Change only if such Notes are surrendered for exchange on or after the effective date of such Fundamental Change and prior to the close of business on the Business Day immediately prior to the related Fundamental Change purchase date.

(b) The number of Additional Shares by which the Exchange Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the Fundamental Change. If the Fundamental Change is a transaction described in clause (2) of the definition thereof, and holders of Common Stock receive only cash in such Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of the Fundamental Change.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Exchange Rate as set forth in Section 11.04.

(d) The table in Schedule A hereto sets forth the hypothetical Stock Price, the Effective Date and the number of Additional Shares to be added to the Exchange Rate per $1,000 principal amount of Notes.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1) If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(2) If the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Exchange Rate as set forth in Section 11.04), no Additional Shares will be added to the Exchange Rate.

(3) If the Stock Price is less than $1.50 per share (subject to adjustments in the same manner as the Exchange Rate as set forth in Section 11.04), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon exchange exceed 666.6667 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 11.04.

SECTION 11.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. In the case of any share exchange, recapitalization, reclassification, consolidation or merger of Sirius pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, conveyance, transfer, lease or other disposition, in one transaction or a series of transactions of all or substantially all of the consolidated assets of Sirius and its Subsidiaries, taken as a whole, to any Person other than one of its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to exchange a Note will be changed into a right to exchange it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. Sirius shall not become a party to any such transaction unless its terms are consistent with this Section 11.07. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease or other transfer, the stock, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, other securities or other property or assets (including cash or any combination thereof) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 11.07 applies to any event or occurrence, Section 11.04 shall not apply.

SECTION 11.08. Taxes on Shares Issued. Any issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on exchange of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes exchanged, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 11.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. Sirius shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, shares of Common Stock equal to the number of shares of Common Stock deliverable by the Company upon the exchange of the Notes from time to time as such Notes are presented for exchange (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder).

Before taking any action that would cause an adjustment increasing the Exchange Rate to an amount that would cause the Exchange Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon exchange of the Notes, Sirius will take all corporate action which may, in the opinion of its counsel, be necessary in order that Sirius may validly and legally issue shares of such Common Stock at such adjusted Exchange Price.

Sirius covenants that all shares of Common Stock that may be issued upon exchange of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

Sirius shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon exchange of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 11.10. Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.07 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 11.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be fully protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.11. Notice to Holders Prior to Certain Actions. In case:

(a) Sirius shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 11.04; or

(b) Sirius shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Sirius is a party and for which approval of any stockholders of Sirius is required, or of the sale, lease or transfer of all or substantially all of the assets of Sirius or any of its Significant Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of Sirius or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Exchange Agent and to be mailed to each Noteholder at such Holder’s address appearing on the list of Holders provided for in Section 2.05 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.12. Stockholder Rights Plan. Each share of Common Stock issued upon exchange of Notes pursuant to this Article 11 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by Sirius, as the same may be amended from time to time. Notwithstanding anything to the contrary contained in this Indenture, if at the time of exchange, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon exchange of the Notes, the Exchange Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 11.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 11.13. Company Determination Final. Any determination that the Company or Sirius or their respective Boards of Directors must make pursuant to this Article 11 shall be conclusive if made in good faith and in accordance with the provisions of this Article 11, absent manifest error, and set forth in a Board Resolution.

ARTICLE 12

Subordination of the Securities

SECTION 12.01. Agreement of Subordination. The Company and the Guarantors each covenants and agrees, and each Holder of Notes by its acceptance thereof likewise covenants and agrees, that all Notes and Note Guarantees shall be issued subject to the provisions of this Article 12; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

Payments in respect of the Notes and the Guarantees shall be subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all existing and future Senior Indebtedness of the Company and the Guarantors.

No provision of this Article 12 shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 12.02. Payments to Holders.

No payment shall be made with respect to the principal of, or interest on, the Notes or purchase or otherwise acquire the Notes (including, but not limited to, the payment of the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 10 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.05, if:

(1) a default in the payment of any Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

(2) any other default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from holders of such Designated Senior Indebtedness, unless and until the earlier of (x) the date on which such default is cured or waived or ceases to exist or (y) 179 days after the date on which the Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness has been accelerated.

No new period of payment blockage may be commenced for a default unless 360 days shall have elapsed since the receipt of the prior Payment Blockage Notice and all scheduled payments of principal and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice.

The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

(a) in the case of a default referred to in clause (1) above, the date upon which the default is cured or waived or ceases to exist, or

(b) in the case of a default referred to in clause (2) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 12 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company or any of the Guarantors, or distribution of assets of the Company or any of the Guarantors of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company or any of the Guarantors (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, the holders of Senior Indebtedness of the Company and the Guarantors shall be entitled to receive payment in full of all obligations due in respect of Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness), in cash or other payment satisfactory to the holders of Senior Indebtedness, before Holders of the Notes will be entitled to receive any payment with respect to the Notes (except payments made pursuant to Article 12 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or any of the Guarantors or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company or any of the Guarantors, or distribution of assets of the Company or any of the Guarantors of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled, except for the provision of this Article 7, shall (except as aforesaid) be paid by the Company or by the Guarantors or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture, if received by them or it, directly to the holders of Senior Indebtedness of the Company and the Guarantors (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness of the Company and the Guarantors in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or to the Trustee.

For purposes of this Article 12, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company or the Guarantors, as reorganized or readjusted, or securities of the Company or the Guarantors or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Notes or Guarantees to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the Guarantors or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company or any of the Guarantors with, or the merger of the Company or any of the Guarantors into, another corporation or the liquidation or dissolution of the Company or any of the Guarantors following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 4 or Article 9, as applicable, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 4 or Article 9, as applicable.

In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Notes in respect of the Notes or the Guarantees by the Company or any of the Guarantors (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes subject to purchase in accordance with Article 10 as provided in this Indenture), until all Senior Indebtedness of the Company and the Guarantors has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of Notes is accelerated because of an Event of Default, the Company or the Guarantors shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company or any of the Guarantors of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness of the Company and the Guarantors is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company or the Guarantors, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 12.03. Subrogation of Notes and Guarantees.

Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness of the Company and the Guarantors, of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company and the Guarantors which by its express terms is subordinated to other indebtedness of the Company and the Guarantors to substantially the same extent as the Notes and the Guarantees are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company and the Guarantors applicable to the Senior Indebtedness until the principal of, and interest on, the Notes shall be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 12, and no payment over, pursuant to the provisions of this Article 12, to or for the benefit of the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as between the Company and the Guarantors, their creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment by the Company or the Guarantors to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Notes pursuant to the subrogation provisions of this Article 12, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company and the Guarantors to or for the account of the Notes and the Guarantees. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Guarantors, its creditors other than the holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company and the Guarantors, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, and any interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company and the Guarantors other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any

Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company or any of the Guarantors referred to in this Article 12, the Trustee and the Holders of the Notes shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company and the Guarantors, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.04. Authorization to Effect Subordination.

Each Holder of a Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

SECTION 12.05. Notice to Trustee.

The Company or the Guarantors shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company or any of the Guarantors which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company or the Guarantors (in the form of an Officers’ Certificate) or a representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or interest on, any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 12.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 12 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 12, and any such payment shall not be subject to the provisions of Article 9.

The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a representative or a person representing himself to be a holder of Senior Indebtedness of the Company and the Guarantors (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06. Trustee’s Relation to Senior Indebtedness.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Indebtedness of the Company and the Guarantors at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

With respect to the holders of Senior Indebtedness of the Company and the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, except with respect to its express obligations under this Article 12, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company, any of the Guarantors or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.07. No Impairment of Subordination.

No right of any present or future holder of any Senior Indebtedness of the Company and the Guarantors to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Guarantors or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company or the Guarantors with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

SECTION 12.08. Certain Exchanges Deemed Payment.

For the purposes of this Article 12 only, (1) the issuance and delivery of junior securities upon exchange of Notes in accordance with Article 12 shall not be deemed to constitute a payment or distribution on account of the principal of, or interest on, Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Article 11), property or securities (other than junior securities) upon exchange of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 12.08, the term “junior securities” means (a) shares of any stock of any class of the Company and the Guarantors or (b) securities of the Company and the Guarantors which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Guarantors, their creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Note to exchange such Note in accordance with Article 11.

SECTION 12.09. Article Applicable to Paying Agents.

If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.05 shall not apply to the Company any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 12.10. Senior Indebtedness Entitled to Rely.

The holders of Senior Indebtedness of the Company and the Guarantors (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 12, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

SECTION 12.11. Anti-Layering.

The Company shall not issue, Incur, assume, Guarantee, directly or indirectly, or otherwise become liable for any Indebtedness which is subordinated or junior in right or payment to any Senior Indebtedness and senior in right of payment to the Notes, provided, however, that nothing in this Section 12.11 shall limit the Company’s ability to Incur unsecured Senior Indebtedness.

ARTICLE 13

Miscellaneous

SECTION 13.01. Notices. Any notice or communication shall be in writing (which may be facsimile) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

XM Satellite Radio Inc.

1500 Eckington Place, NE

Washington, DC 20002-2194

Attention: General Counsel

with a copy to:

Sirius Satellite Radio Inc.

1221 Avenue of the Americas

New York, NY 10020

Attention: General Counsel

if to Sirius:

Sirius Satellite Radio Inc.

1221 Avenue of the Americas

New York, NY 10020

Attention: General Counsel

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 8 West

New York, NY 10286

Attention: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.02. Communication by Holders with Other Holders. Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

SECTION 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.05. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.07. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were not a legal holiday for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.08. Governing Law This Indenture, the Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 13.09. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company, Sirius or any of their Subsidiaries shall have any liability for any obligations of the Company, Sirius or any of their Subsidiaries under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, SIRIUS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.15. Covenants of Sirius. The covenants and agreements of Sirius contained in this Indenture shall not be deemed to create any direct or indirect payment obligations by Sirius in respect of this Indenture, the Notes or the Guarantees or in any way otherwise constitute this Indenture, the Notes or the Guarantees as Indebtedness of Sirius. By accepting a Note, each Noteholder acknowledges and agrees to be bound by this Section 13.15. This Section 13.15 shall cease to have any effect immediately following any Company-Sirius Merger or any Holdings-Sirius Merger after which the Successor Company shall be obligated under this Indenture and, as applicable, the Notes or the Guarantees, as otherwise provided in Section 4.01.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

XM SATELLITE RADIO INC.,

By	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

XM SATELLITE RADIO HOLDINGS INC.,

By	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

XM EQUIPMENT LEASING LLC,

By	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

XM RADIO INC.,

By	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SIRIUS SATELLITE RADIO INC.,

By	/s/ Patrick Donnelley
Name:	Patrick Donnelley
Title:	Executive Vice President and General Counsel and Secretary

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON,

By	/s/ Remo J. Reale
Name:	Remo J. Reale
Title:	Vice President

[Indenture for 7% Exchangeable Senior Subordinated Notes due 2014]

SCHEDULE A

The following table sets forth the hypothetical stock price, the effective date and the number of additional shares to be added to the Exchange Rate per $1,000 principal amount of Notes pursuant to Section 11.06 of this Indenture:

Sirius Common Stock Price
Effective date	$1.50	$2.00	$2.50	$3.00	$3.50	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$12.50	$15.00	$20.00	$25.00	$20.00	$25.00
8/01/2008	133.3334	133.3334	111.0390	86.8511	70.4032	58.5406	42.6852	32.6427	25.7840	20.8319	17.1092	14.2361	9.3207	6.3148	3.0190	1.4487	3.0190	1.4487
12/1/2008	133.3334	133.3334	107.3736	83.6660	67.6397	56.1339	40.8279	31.1749	24.5976	19.8543	16.3010	13.5449	8.8550	5.9782	2.8298	1.3341	2.8298	1.3341
12/1/2009	133.3334	133.3334	99.3176	76.6233	61.5232	50.8131	36.7387	27.9580	22.0184	17.7502	14.5518	12.0789	7.8637	5.2789	2.4544	1.1203	2.4544	1.1203
12/1/2010	133.3334	126.5197	90.1272	68.5050	54.4476	44.6549	32.0511	24.3155	19.1250	15.4117	12.6321	10.4892	6.8160	4.5496	2.0751	0.9052	2.0751	0.9052
12/1/2011	133.3334	114.1055	78.3963	58.1417	45.4909	36.9526	26.2796	19.8937	15.6639	12.6458	10.3845	8.6305	5.6142	3.7396	1.6685	0.6933	1.6685	0.6933
12/1/2012	133.3334	96.5569	62.0035	43.9736	33.5047	26.8308	18.9227	14.3627	11.3760	9.2382	7.6240	6.3600	4.1543	2.7581	1.1926	0.4539	1.1926	0.4539
12/1/2013	133.3334	69.5290	37.6934	24.1532	17.6155	13.9619	9.9978	7.7439	6.2339	5.1212	4.2629	3.5785	2.3569	1.5615	0.6421	0.2035	0.6421	0.2035
12/1/2014	133.3334	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

RULE 144A APPENDIX

PROVISIONS RELATING TO THE NOTES

1. Definitions.

1.1. Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(d) of this Appendix.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated July 28, 2008, among the Company, Sirius, the guarantors party thereto and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, Sirius, the guarantors party thereto and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A. All Notes are Rule 144A Notes.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto of this Appendix. All Notes are Transfer Restricted Notes.

1.2. Other Definitions

Term	Defined In Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2. The Notes

2.1. (a) Form and Dating. The Notes will be resold only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”). The Notes may thereafter be transferred only to QIBs. Notes shall be resold pursuant to Rule 144A and shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

The Rule 144A Global Notes are also referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the Notes Custodian or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

2

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2. Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $550 million 7% Exchangeable Senior Subordinated Notes due 2014 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3. Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2) if such Definitive Notes (together with any Common Stock issued upon exchange of the Definitive Notes) are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to Holdings or Sirius or one of their Subsidiaries, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A under the Securities Act; a certification to that effect (in the form set forth as Exhibit 5 to the Rule 144A Appendix to the Indenture).

3

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth as Exhibit 5 to the Rule 144A Appendix to the Indenture that such Holder is a QIB and such Definitive Note is being transferred to a QIB in accordance with Rule 144A;

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, such instructions to contain information regarding the Depository account to be credited with such increase; and

(iii) then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

4

(iii) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

(d) Legend. (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO XM SATELLITE RADIO HOLDINGS INC. (“HOLDINGS”) OR ONE OF ITS SUBSIDIARIES OR SIRIUS SATELLITE RADIO INC. OR ONE OF ITS SUBSIDIARIES; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

(ii) Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(iii) The Common Stock issuable upon exchange of the Notes bearing the legend set forth above will bear a legend substantially to the following effect, unless otherwise agreed by Sirius and the holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE

5

SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

6

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4. Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple of $1,000 in excess of $1,000 and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 5.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

7

EXHIBIT 1

to

RULE 144A APPENDIX

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Security Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO XM SATELLITE RADIO HOLDINGS INC. (“HOLDINGS”) OR ONE OF ITS SUBSIDIARIES OR SIRIUS SATELLITE RADIO INC. OR ONE OF ITS SUBSIDIARIES; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CUSIP No. 98375Y AU0

ISIN No. US98375YAU01

No.	$

7% Exchangeable Senior Subordinated Notes due 2014

XM Satellite Radio Inc., a Delaware corporation and wholly-owned subsidiary of XM Satellite Radio Holdings Inc., a Delaware corporation, promises to pay to                     , or registered assigns, the principal sum of                      Dollars on December 1, 2014.

Interest Payment Dates: June 1 and December 1 beginning December 1, 2008.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

XM SATELLITE RADIO INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the

Notes referred to in the Indenture

By
Authorized Signatory

2

[FORM OF REVERSE SIDE OF NOTE]

7% Exchangeable Senior Subordinated Note due 2014

1.	Interest

XM Satellite Radio Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing December 1, 2008. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful. The Company shall pay Additional Interest or Reporting Additional Interest if, as and when required pursuant to the terms of the Indenture.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent, Registrar and Exchange Agent

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent, Registrar and Exchange Agent. The Company may appoint and change any Paying Agent, Registrar, Exchange Agent or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

3

4.	Indenture

The Company issued the Notes under an Indenture dated as of August 1, 2008 (“Indenture”), among the Company, the Guarantors named therein, Sirius Satellite Radio Inc. (“Sirius”) and the Trustee. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture for a statement of those terms.

The Notes are general, unsecured, senior subordinated obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under the Indenture.

5.	Guarantees

This Note is jointly and severally unconditionally guaranteed on a senior subordinated basis by each of XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, XM Radio Inc. and any other Material Subsidiary of the Company that later becomes a Subsidiary Guarantor in accordance with the Indenture. Notwithstanding the subordination provisions of the indenture, the obligations of each guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such subsidiary guarantor under its subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

6.	Redemption

The Notes will not be redeemable at the option of the Company prior to the maturity.

7.	Repurchase at the Option of Noteholders Upon a Fundamental Change

If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or integral multiples of $1,000 in excess thereof, on a date specified by the Company that is no later than the 30th calendar day following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, together with accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date; provided, however, that if a Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date related thereto, interest, including Additional Interest, if any, for the full interest period to such Interest Payment Date and payable in respect of such Interest Payment Date (irrespective of the actual Fundamental Change Purchase Date) shall be payable to the Holders of record as of the corresponding Record Date.

4

For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, all as provided in the Indenture.

8.	Exchange

Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to exchange the principal amount of any Notes, or any portion of such principal amount which is $1,000 or an integral multiple of $1,000 thereof at the Exchange Rate then in effect, at any time prior to the close of business on the third Business Day immediately preceding the Stated Maturity. Each Holder which exchanges Notes for Common Stock will be deemed to have represented to the Company and Sirius that it is a QIB. The Notes may be exchanged into shares of the Company’s common stock, initially at an exchange rate of 533.3333 shares of the Company’s common stock per $1,000 principal amount of Notes. The Exchange Rate is subject to adjustment if certain events occur. Upon exchange of a Note, the Holder shall receive the required number of shares of the Common Stock plus cash in lieu of any fraction of a share otherwise deliverable as described below. The Holder will not receive any separate cash payment for accrued and unpaid interest to the Exchange Date except under the limited circumstances described in Section 11.03(c) of the Indenture.

9.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000 in excess of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

5

12.	Discharge

When (1) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to the terms of the Indenture) for cancellation or (2) all outstanding Notes have become due and payable, whether at Stated Maturity or and the Company or a Subsidiary Guarantor irrevocably deposits with the Trustee cash or shares of Common Stock sufficient to pay at maturity or any repurchase date or upon exchange or otherwise all outstanding Notes, including interest thereon to maturity or such repurchase date (other than Notes replaced pursuant to terms of the Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then the Indenture shall, subject to certain limitations set forth in the Indenture, cease to be of further effect.

13.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes and the Guarantees may be amended with the written consent of the Holders of a majority in principal amount outstanding of the Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (b) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). In addition, without the consent of any Noteholder, the Company and the Trustee shall be entitled to amend the Indenture, the Notes and the Guarantees under certain circumstances set forth in Section 8.01 of the Indenture.

14.	Defaults and Remedies

Each of the following is an Event of Default: (1) a default in any payment of interest on any Note when due and payable, continued for a period of 30 days; (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon required purchase, upon declaration of acceleration or otherwise; (3) the failure by the Company to comply with its obligation to exchange the Notes in accordance with the indenture upon exercise of a Holder’s Exchange Right; (4) the failure by the Company to give a Fundamental Change notice or notice of a specified corporate transaction as described in the Indenture, in each case when due; (5) the failure by the Company or Sirius to comply with its obligations under Section 4.01 of the Indenture; (6) the failure by the Company or Sirius to comply for 60 days after notice with their other agreements contained in the Indenture (other than a failure to give the notices described in clause (4) above); (7) Indebtedness of the Company or any Significant Subsidiary (other than with respect to the Notes) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $25 million; (8) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; (9) any final, non-appealable judgment or decree for the payment of money which, when taken together with all other final non-appealable judgments or decrees for the payment of money, causes the aggregate amount of such judgments or decrees entered against the Company or any Significant Subsidiary to exceed $25 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or (10) the guarantee of a

6

Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its guarantee.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.	Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or any of its Restricted Subsidiaries or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in all notices as a convenience to

7

Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Noteholder upon written request and without charge to the Note holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

XM Satellite Radio Inc.

1500 Eckington Place, NE

Washington, DC 20002-2194

Attn: General Counsel

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

The undersigned confirms that such Notes are being transferred:

☐ To XM Satellite Radio Holdings Inc., Sirius Satellite Radio Inc. or one of their subsidiaries; or

☐ To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

8

EXHIBIT 2 TO RULE 144A APPENDIX

Form of

Transferee Letter of Representation

XM Satellite Radio Inc.

1500 Eckington Place, NE

Washington, DC 20002-2194

In care of

The Bank of New York Mellon

101 Barclay Street, Floor 8 West

New York, NY 10286

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 7% Exchangeable Senior Subordinated Notes due 2014 (the “Notes”) of XM Satellite Radio Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only (i) to XM Satellite Radio Holdings Inc., Sirius Satellite Radio Holdings Inc. or one of their Subsidiaries or (ii) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE

By:

EXHIBIT 3 TO RULE 144A APPENDIX

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                      , 200    , among                                          (the “Guarantor”), a subsidiary of XM Satellite Radio Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein), Sirius Satellite Radio Inc. (“Sirius”) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and Sirius have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 1, 2008 providing for the issuance of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in this Note Guarantee and in the Indenture including but not limited to Article 9 thereof [Add the following if the Material Subsidiary is the FCC License Subsidiary: provided, however, that the Guarantor is providing such Guarantee only to the extent permitted under applicable law, rules or regulations, including rules and regulations of the Federal Communications Commission].

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. GOVERNING LAW. This Supplemental Indenture and the Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

8. THE TRUSTEE. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date first above written.

Dated:             , 20

[GUARANTOR]

By:
Name:
Title:

XM SATELLITE RADIO INC.

By:
Name:
Title:

XM EQUIPMENT LEASING LLC

By:
Name:
Title:

XM RADIO INC.

By:
Name:
Title:

SIRIUS SATELLITE RADIO INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

EXHIBIT 4 TO RULE 144A APPENDIX

REPURCHASE NOTICE

TO: XM SATELLITE RADIO INC, SIRIUS SATELLITE RADIO INC. and THE BANK OF NEW YORK MELLON, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from XM Satellite Radio Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with, except as provided in the Indenture, accrued and unpaid interest up to, but excluding, the Fundamental Change Repurchase Date to the registered Holder of this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased

(if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

EXHIBIT 5 to Rule 144A APPENDIX

EXCHANGE NOTICE

TO: XM SATELLITE RADIO INC, SIRIUS SATELLITE RADIO INC. and THE BANK OF NEW YORK MELLON, as Trustee

The undersigned registered owner of this Note issued by XM Satellite Radio Inc. (the “Company”) hereby irrevocably exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note and directs that (A) the shares of Common Stock of Sirius Satellite Radio Inc. and cash for fractional shares and (B) any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note. The undersigned represents to the Company and Sirius that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever